Exhibit 4.7

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of April 24, 2015 (together with all amendments, if any, from  time to time hereto, this “Pledge Agreement”), by and among Lombard Medical Technologies Limited, an English private company limited by shares (the “Pledgor”), and OXFORD FINANCE LLC, a Delaware limited liability company, in its capacity as collateral agent (in such capacity and together with any successors, endorsees and assigns,
‘‘Agent”) for itself and the lenders from time to time party to the Loan Agreement hereinafter defined (collectively, the “Lenders”).

WHEREAS, Agent, as agent and a Lender, and Lombard Medical Technologies Inc., a Delaware corporation, as borrower (“Borrower”), are parties to that certain Loan and Security Agreement, dated as the date hereof (the “Loan Agreement”), pursuant to which the Lenders may advance term loans to the Borrower in the original aggregate principal amount of up to $26,000,000 (collectively, the “Term Loan”) in accordance with the terms and conditions thereof; and

WHEREAS, Pledgor entered into that certain Guarantee, dated as the date hereof, in favor of the Agent and Lenders (the “Guarantee”), pursuant to which Pledgor guaranteed the payment of all liabilities and obligations of Borrower under the Loan Agreement; and

WHEREAS, in order to induce Agent and the Lenders to enter into the Loan Agreement and other Loan Documents (as defined in the Loan Agreement) and to induce the Lenders to make the Term Loan as provided for in the Loan Agreement, Pledgor has agreed to pledge  the  Pledged  Collateral  to Agent,  on  behalf  of  itself  and  the  Lenders  in accordance herewith; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and to induce the Lenders and the Agent to enter into the Loan Agreement and to induce the Lenders to make their respective extensions of credit to Borrower thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in  this Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Bankruptcy Code” means title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entity” means an issuer of Pledged Shares or Pledged Indebtedness.

“Pledged Indebtedness” means the Indebtedness evidenced by promissory notes and instruments listed on Schedule I hereto.

“Pledged Shares” means those shares listed on Schedule I.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, equity interests or similar rights and all rights to acquire the same in any entity.

“Termination Date” means the date on which all Secured Obligations have been fulfilled.

2.         Pledge.  Pledgor hereby pledges to Agent, on behalf of itself and the Lenders, and grants to Agent, on behalf of itself and the Lenders, a first priority security interest in all of the following of Pledgor (collectively, the “Pledged Collateral”):

(a)       the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from  time to time received, receivable or otherwise distributed  in respect of or in exchange for any or all of the Pledged Shares; and

(b)       such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares of Stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions,  cash,  instruments  and  other  property  or  proceeds  from  time  to  time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

(c)      the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and  all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

(d)      all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

3.         Security for Obligations. This Pledge Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind of Pledgor under or in connection with the Loan Agreement, the Guarantee and the other Loan Documents and all Obligations of Pledgor now or hereafter existing under this Pledge Agreement including, without limitation, all fees, costs and expenses of Agent and Lenders in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4.         Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, pursuant hereto.  All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

5.         Representations and Warranties. Pledgor represents and warrants to Agent that:

(a)       Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any lien, security interest or encumbrance (each a “Lien”) thereon or affecting the title thereto, except for any Lien created by this Pledge Agreement and Permitted Liens; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Pledge Agreement and Permitted Liens;

(b)      All  of  the  Pledged  Shares  have  been  duly  authorized,  validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entity, subject only to bankruptcy, moratorium, insolvency and other laws of general application affecting secured creditors and general principles of equity, and the Pledged Entity is not in default thereunder;

(c)      Pledgor  has  the  right  and  requisite authority  to  pledge,  assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent, on behalf of itself and the Lenders, as provided herein;

(d)       None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e)      All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Schedule I hereto.  As of the date hereof, except for the Warrants issued in connection with the Loan Agreement, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

(f)        No consent, approval, authorization or other order or other action by, and no notice to or filing with, any governmental authority or any other person or entity is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge  Agreement  or  for  the  execution,  delivery  or  performance  of  this  Pledge Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g)      The pledge and delivery of the Pledged Collateral pursuant to this Pledge Agreement and filing of appropriate financing statements (and compliance with foreign laws relating to perfection of security interests in the Pledged Collateral) will create a valid first priority Lien on and a first priority perfected security interest in favor of Agent, on behalf of itself and the Lenders, in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien other than Permitted Liens;

(h)       This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms subject only to bankruptcy, moratorium, insolvency and other laws of general application affecting secured creditors and general principles of equity;

(i)        The Pledged Shares constitute the percentage of the issued and outstanding shares of Stock of each Pledged Entity as set forth in Schedule I; and

(j)        None of the Pledged Indebtedness  is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Pledge Agreement.
6.	Covenants. Pledgor covenants and agrees that until the Termination Date: (a)Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant  a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Loan Agreement;

(b)       Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may reasonably request in order to ensure to Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Pledge Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(c)      Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any person or entity and will maintain and preserve such Liens; and
(d)      Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”) in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent, on behalf of itself and the Lenders, all of such additional Stock, notes and instruments.   Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Pledge Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

7.         Pledgor’s Rights. As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

(a)      Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement, the Loan Agreement, the Guarantee or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Loan Agreement):

 (i)        the  dissolution  or  liquidation,  in  whole  or  in  part,  of  a Pledged Entity;
 (ii)       the consolidation or merger of a Pledged Entity with any other person or entity;
(iii)    the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Permitted Liens (as defined in the Loan Agreement) or Liens in favor of Agent;

(iv)      any change in the authorized number of shares, the stated capital or the authorized share capital of  a Pledged Entity or the issuance  of  any additional shares of the Pledged Entity’s Stock; or

(v)      the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

(b)      Pledgor shall be entitled, from time to time, to collect and receive for their own use all cash dividends, principal and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Loan Agreement other than any and all: (1) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (2) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (3) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Pledge Agreement; and

(c)      all dividends and interest (other  than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with Section 7(b) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

8.         Defaults and Remedies; Proxy.

(a)     Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any  part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof.   Any sale shall be made at a public or private sale at Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by  an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO.   THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH   AN   INTEREST   AND   SHALL   BE   IRREVOCABLE   UNTIL   THE

TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-INFACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING  THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b)      If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said  sales  by  public  announcement  at  the  time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after five (5) days’ notice to Pledgor.

(c)      If,  at  any  time  when  Agent  in  its  sole  discretion  determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary  or  advisable  to  effect  a  public  registration  of all  or  part  of  the  Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Pledgor shall, in an expeditious manner, cause the Pledged Entity to:

(i)        Prepare  and  file  with  the  Securities  and  Exchange Commission (the “Commission”) a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

(ii)      Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to  keep such  registration  statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the

Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

(iii)    Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

(iv)      Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

(v)      Furnish, at the request of Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request.  The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration ·in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

(vi)      Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section
12(a) of the Act.

(d)     All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by the Pledgor.

(e)      Agent may, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect a registration of such Collateral under the Act or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof.   In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i)       as to the financial sophistication and ability of any person or entity permitted to bid or purchase at any such sale;

(ii)       as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)    as to  the representations required  to be made by each person or entity bidding or purchasing at such sale relating to that person’s or entity’s access to financial information about Pledgor and such person’s or entity’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)     as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting  the  enforcement  of  creditors’  rights  and  the  Act  and  all  applicable  state securities laws.

(f)        Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged  Entity  to  register  such  securities  for  public  sale  under  the  Act,  or  under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

(g)      Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim  or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that they will not interfere with any right, power and remedy of Agent provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(h)      Pledgor further agrees that a breach of  any  of  the  covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an  action  for  specific  performance  of  such  covenants  except  for  a  defense  that  the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

9.         Assignment.   Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Agreement, and the holder of such instrument shall be entitled to the benefits of this Pledge
·Agreement.

10.       Termination.  Immediately following the Termination Date, Agent shall deliver to Pledgor the remaining Pledged Collateral, if any, pledged by Pledgor at the time subject to this Pledge Agreement and all remaining instruments of  assignment executed in connection therewith, if any, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor’s obligations hereunder shall at such time terminate.

11.       Lien Absolute. All rights of Agent, on behalf of itself and the Lenders, hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)      any lack of validity or enforceability of the Loan Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)       any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)      any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)      the insolvency of any Pledgor; or

(e)      any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor.

12.       Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

(a)      renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b)     exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Pledge Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Pledge Agreement, and also presentment,  demand,  protest  and  notice  of dishonor  of  any  and  all  of  the  Secured Obligations;  and  promptness  in  commencing  suit  against  any  party  hereto  or  liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor.   No act or omission of any kind on Agent’s part shall in any event affect or impair this Pledge Agreement.

13.       Reinstatement.  This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.       Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

15.       Severability.     Whenever  possible,  each  provision  of  this  Pledge Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. This Pledge Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent and Pledgor with respect to the matters referred to herein and therein.

16.       No Waiver; Cumulative Remedies.  Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion.   No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.   The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.   None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Pledgor.

17.       Limitation By Law.  All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall  not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

18.       Successors And Assigns.  This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor (including any debtor-in-possession on behalf of Pledgor) and shall, together with the rights and remedies of Agent, hereunder, inure to Agent, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other  sales,  assignments,  transfers  or  other  dispositions  of  any  agreement  governing  or instrument evidencing the obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, hereunder. Pledgor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

19.       Counterparts.   This Pledge Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Pledge Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

20.       Section Titles. The Section titles contained in this Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.       No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement.   In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

22.       Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement with its counsel.

23.       Governing Law. This Pledge Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

24.       Benefit of Agent. All Liens granted or contemplated hereby shall be for the benefit of Agent, on behalf of itself and the Lenders, and all proceeds or payments realized from Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Loan Agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be executed and  delivered by its duly authorized officer as of the date first set forth above.

Pledgor:

LOMBARD MEDICAL TECHNOLOGIES LIMITED

By:
Name:
Title:

Lombard Medical  Technologies Limited PLEDGE AGREEMENT SIGNATURE PAGE

Agent:

OXFORD  FINANCE  LLC

By:
Name:
Title:

Lombard Medical  Technologies Limited PLEDGE AGREEMENT SIGNATURE PAGE